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                                                                    EXHIBIT 11.1


        COMPUTATION OF PRO FORMA BASIC AND DILUTED NET (LOSS) PER SHARE



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
                                                                                                       YEAR ENDED
                                                                                                      DECEMBER 31,
                                                                                                          1997
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
Weighted average shares of common stock outstanding.................................................      4,502,000
Add common stock equivalents issued or granted within twelve months of the initial public offering, pursuant to Securities and Exchange Commission Staff Accounting Bulletins:
    Options to purchase common stock issued for nominal consideration...............................        182,000
    Series A mandatorily redeemable preferred stock.................................................      3,622,000
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Shares used to compute pro forma net (loss) per share...............................................      8,306,000
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Pro forma net (loss)................................................................................  $  (2,343,000)
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Basic and diluted pro forma net (loss) per share....................................................  $       (0.28)
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